Exhibit 3.2
AMENDED AND RESTATED BY-LAWS

of

LOJACK CORPORATION

ARTICLE I
STOCKHOLDERS
1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (anywhere in the United States) is fixed by the Board of Directors or the President and stated in the notice of the meeting.
2. Annual Meetings. An annual meeting of the stockholders entitled to vote shall be held ~~on the third Wednesday in June at ten o’clock A.M. If it shall not have been held on the date fixed or by adjournment therefrom, a meeting in lieu of the annual meeting shall be held~~ within six (6) months after the end of the corporation’s fiscal year~~.~~ at a time and place to be determined by the Board of Directors.
(a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 2, who continues to be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 2.
(b) For business to be properly brought before any meeting of the stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided however that in the event that the date of the annual meeting is not within 30 days of the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above. For purposes of these bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones New Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-Laws, the exact text of the proposed amendment), (3) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (4) the following information as of the date of such notice and as of the record date for the meeting (if such date shall then have been made publicly available or if not then available, the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for the annual meeting of such information), (i) the class or series and number of shares of the corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner(s), if any, on whose behalf the proposal is made, and (ii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation (the disclosures to be made pursuant to the foregoing clauses (4)(i) and (4)(ii) are referred to as “Ownership Interests”), (5) any material interest of such stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business, (6) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (7) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (8) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (9) a representation whether such stockholder and/or such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock reasonably believed by such stockholder or such beneficial owner to be sufficient to approve or adopt the proposal (and such representation shall be included in any such proxy statement and form of proxy) and/or (y) otherwise to solicit proxies from stockholders in support of such proposal (and such representation shall be included in any such solicitation materials).

(d) The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-Laws (including whether the stockholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s proposal in compliance with the representation with respect thereto required by this Section 2), and if he or she should so determine, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual meeting to present the business described in the stockholder’s notice delivered pursuant to this Section 2, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. To be considered a “Qualified Representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposing of the business (or nomination in accordance with Article II, Section 2) at the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2. Nothing in these By-laws shall be deemed to affect any rights of stockholders to have proposals included in the corporation’s proxy statement pursuant to applicable rules promulgated under the Exchange Act in effect at such time and, to the extent required by any such rules, have such proposals considered and voted on at an annual meeting.
3. Special Meetings. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board of Directors, the President, or by a majority of the Directors, and shall be called by the ~~Clerk~~Secretary, or in case of the death, absence, incapacity or refusal of the ~~Clerk~~Secretary, by any other officer, on written application of one or more stockholders who are entitled to vote and who hold at least ten percent (10%) interest of the capital stock entitled to vote, stating the date, time, place and purpose of the meeting.
4. Notice of Meetings. A written notice of every meeting of stockholders, stating the date, time, place and purpose for which the meeting is called shall be given by the ~~Clerk~~Secretary or other person calling the meeting ~~at least~~not fewer than seven (7) nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who, by the Articles of Organization or By-Laws, is entitled to such notice, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it postage prepaid and addressed to him or her at his or her address as it appears on the books of the corporation, or by electronic transmission directed to such stockholder at an address given to the corporation by the stockholder or otherwise in such manner as the stockholder shall have specified to the corporation, including by facsimile transmission, electronic mail or posting on an electronic network. No notice of any regular or special meeting of the stockholders need be given to any stockholder if a written waiver of notice executed before or after the meeting by the stockholder, or his or her attorney thereunto authorized, is filed with the records of the meeting.

5. Adjournments. Any meeting of the stockholders may be adjourned to any other time and to any other place in the United States by the stockholders present or represented at the meeting, although less than a quorum, or by any officer entitled to preside or to act as ~~Clerk~~Secretary of such meeting if no stockholder is present. It shall not be necessary to notify any stockholder of any adjournment. Any business that could have been transacted at any meeting of the stockholders as originally called may be transacted at any adjournment thereof.
6. Quorum of Stockholders. At any meeting of the stockholders, fifty-one percent (51%) in interest of the capital stock issued and outstanding and entitled to vote shall constitute a quorum.
7. Votes and Proxies. Each stockholder shall have one (1) vote for each share of stock having voting power owned by him or her. Stockholders may vote in person or by proxy. No proxy that is dated more than six (6) months before the meeting named therein shall be accepted. Proxies shall be filed with the ~~Clerk~~Secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two (2) or more persons shall be valid if executed by one (1) ~~of their~~such person unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one (1) of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.
8. Action at Meeting. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two (2) or more classes of stock entitled to vote as separate classes then, in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted on by the stockholders, other than the election of Directors, except where a larger vote is required by law, the Articles of Organization or these By-Laws. ~~Any election by stockholders shall be determined~~ Other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for Director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (with “abstentions,” “broker non-votes” and “withheld votes” not counted as a vote “for” or “against” such election). In a Contested Election Meeting, when a quorum is present, Directors shall be elected by a plurality of the votes cast ~~by the stockholders entitled to vote at the election.~~ at such Contested Election Meeting. A meeting of stockholders shall be a “Contested Election Meeting” if there are more persons nominated for election as Directors at such meeting than there are Directors to be elected at such meeting, determined as of the tenth day preceding the date of the corporation’s first notice to stockholders of such meeting sent pursuant to Section I.4 of these Bylaws (the “Determination Date”); provided, however, that if in accordance with Section II.2 of these Bylaws, stockholders are entitled to nominate persons for election as Director for a period of time that ends after the otherwise applicable Determination Date, the Determination Date shall instead be as of the end of such period. No ballot shall be required for any ~~such~~ election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

9. Action without Meeting. Any action that may be taken by the stockholders at a meeting may be taken without a meeting if all stockholders entitled to vote thereon consent thereto by a writing filed with the records of the meetings of the stockholders. Such consent shall be treated for all purposes as a vote at a meeting of stockholders.
ARTICLE II
BOARD OF DIRECTORS
1. Powers. The business of the corporation shall be managed by a Board of Directors which may exercise all the powers of the corporation except as otherwise provided by law, the Articles of Organization or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.
2. Nomination and Election. A Board of Directors consisting of such number not less than three (3) nor more than eleven (11) as shall be fixed by the ~~Incorporator or stockholders~~Directors, shall be elected by the stockholders at each annual meeting~~, except that whenever there shall be only two (2) stockholders, the number of Directors may be two (2), but not less than two (2), and whenever there shall be only one (1) stockholder, the number of Directors may be one (1)~~. A Director need not be a stockholder.
(a) Nominations of persons for election to the Board of Directors of the corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 2, who continues to be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section II.2.
(b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided however that in the event that the date of the annual meeting is not within 30 days of the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) all Ownership Interests beneficially owned by such person, and (4) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (2) the Ownership Interests of such stockholder and such beneficial owner as of the date of such notice and as of the record date for the meeting (if such date shall then have been made publicly available, or if not then available, the stockholder’s agreement to notify the corporation in writing within five (5) business days after the record date for the annual meeting of such information), (3) a description of any agreement, arrangement or understanding between such stockholder and/or such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of such nominee in a contested election (even if a Contested Election Meeting is not involved) pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (5) a representation that such stockholder and/or such beneficial owner intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a Director if elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a Director of the corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the corporation’s publicly disclosed Corporate Governance Guidelines.
(c) No person shall be eligible to serve as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting of stockholders to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation. Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.
3. Tenure. ~~The~~ Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified, except as otherwise provided in these By-Laws. Any Director may resign by giving written notice of his or her resignation to the corporation at its principal office or to the President, ~~Clerk~~Secretary or Board of Directors, and such resignation shall become effective upon receipt unless another time is specified therein.

4. Removal. A Director, may be removed from office with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, or for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him or her.
5. Meetings. Regular meetings of the Board of Directors may be held without notice at such places and at such times as the Board of Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Board of Directors shall held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President or two (2) or more Directors.
6. Notice of Meetings. Notice of the date, time, place and purpose of every special meeting of the Board of Directors shall be given to each Director by the ~~Clerk~~Secretary, or in case of the death, absence, incapacity or refusal of the ~~Clerk~~Secretary, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, facsimile or ~~by telegram~~email sent to his or her business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least forty-eight (48) hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice executed by him or her before or after the meeting is filed with the records of the meeting, or to any Director who attends the meeting without objecting to the lack of notice prior to the meeting or at the commencement thereof. A waiver of notice of a Board of Directors’ meeting need not specify the purposes of the meeting.
7. Quorum of Directors. At any meeting of the Board of Directors, a majority of the Directors at the time in office shall constitute a quorum, but a less number may adjourn any meeting from time to time without further notice. Unless otherwise provided by law or these By-~~laws~~Laws, business may be transacted by vote of a majority of those in attendance at any meeting at which a quorum is ~~Present~~present.
8. Vacancies. Any vacancy in the Board of Directors may be filled by the stockholders at a meeting called for that purpose. Unless and until so filled, a vacancy may be filled for the unexpired balance of the term by vote of the remaining Directors.
9. Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors from among its members, who shall serve at the pleasure of the Board of Directors and shall preside at all meetings of the Board of Directors and at all meetings of the stockholders.

10. Committees. The Board of Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Board of Directors.
11. Action without Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if all Directors entitled to vote thereon consent thereto by a writing filed with the records of the Board of Directors’ meetings. Such consent shall be treated for all purposes as a vote at a meeting of the Board of Directors~~.~~
~~12. Presumption of Assent. A Director who is present at a Meeting of the Directors at which any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be recorded in the minutes of the meeting or unless he shall file his written dissent to such action with the Clerk of the meeting before the adjournment thereof or shall forward such dissent by certified mail to the Clerk of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a Director who voted at the meeting in favor of such action~~.
12. ~~13.~~ Action by Telephone. The Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.
ARTICLE III
OFFICERS
1. Enumeration. The officers of the corporation shall consist of a President, a Treasurer, a ~~Clerk~~Secretary, and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant ~~Clerks~~Secretaries, as the Board of Directors may determine.
2. Election. The President, ~~Treasures~~Treasurer, and ~~Clerk~~Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.
3. Qualification. No officer need be a Director or a stockholder. Any two or more offices may be held by the same person. ~~The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process.~~ Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties to the corporation in such amount and with such sureties as the Board of Directors may determine.

4. Tenure. Except as otherwise provided by law the Articles of Organization or these By-Laws, the President, Treasurer and ~~Clerk~~Secretary shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders and thereafter until his or her successor is chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders, unless a shorter term ~~.~~is specified in the vote choosing or appointing them. Any officer may resign by delivering his or her written resignation to the corporation at its principal office on to the President or ~~Clerk~~Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
5. Vacancies. Any vacancy in any office may be filled by the Board of Directors at a meeting called for that purpose or by written consent. When any officer is, in the opinion of the Board of Directors, unable to perform his or her duties, they may by vote appoint a temporary officer to act until further vote by them, with power to perform all or part of the duties of such officer.
6. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the Directors then in office, provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.
7. President and Vice President. The President shall be the chief executive officer of the corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Any Vice President shall have such powers as the Board of Directors may from time to time designate.
8. Treasurer and Assistant Treasurer. The Treasurer shall have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board of Directors may otherwise provide. Any Assistant Treasurer shall have such powers as the Board of Directors may from time to time designate.
9. ~~Clerk~~Secretary and Assistant ~~Clerks~~Secretaries. The ~~Clerk~~Secretary shall keep a record of the meetings of the stockholders and of the Board of Directors. Unless a Transfer Agent is appointed, the ~~Clerk~~Secretary shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his or her office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. Any Assistant ~~Clerk~~Secretary shall have such powers as the Board of Directors may from time to time designate. In the absence of the ~~Clerk~~Secretary from any meeting of stockholders, an Assistant ~~Clerk~~Secretary, if one be elected, otherwise a Temporary ~~Clerk~~Secretary designated by the person presiding at the meeting, shall perform the duties of the ~~Clerk~~Secretary.

10. Other Powers and Duties. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his or her office, and such duties and powers as the Board of Directors may from time to time designate.
ARTICLE IV
CAPITAL STOCK
1. Certificates of Stock. ~~Each stockholder~~If shares are represented by certificates, such certificates shall be ~~entitled to a certificate of the capital stock of the corporation~~ in such form as may be prescribed from time to time by the Board of Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the time of its issue.
Every certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate on written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate on written request and without charge.
2. Uncertificated Shares of Stock. The Board of Directors may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series of stock without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by the Massachusetts Business Corporation Act, as in effect from time to time, to be on certificates.
3. ~~2.~~ Transfer on Books . All shares of stock shall be transferable on the books of the corporation except when closed as provided by the By-Laws, upon (i) in the case of certificated shares, surrender of the certificate therefor duly endorsed, or accompanied by a separate document containing an assignment of the certificate or a power of attorney to sell, assign, or transfer the same, or the shares represented thereby, with all such endorsements or signatures guaranteed if required by the corporation or (ii) in the case of uncertificated shares, receipt of proper transfer instructions from the holder of record of such shares or such holder’s attorney lawfully constituted. The corporation shall be entitled to recognize as exclusive the rights of a person registered on its books as the owner of legal title to shares, to the full extent permitted by law. The stock transfer and other books of the corporation may be closed by order of the Board of Directors for sixty (60) days or any lesser period previous to any meeting of stockholders or any day appointed for the payment of a dividend or for any other purpose.

4. ~~3.~~ Lost Certificates. In case any certificate of stock of the corporation shall be lost or destroyed, a new certificate may be issued in lieu thereof on reasonable evidence of such loss or destruction, and upon such indemnity being given within the limits permitted by law as the Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
5. ~~4.~~ Issue of Stock. Unless otherwise voted by the Incorporator or stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any capital stock of the corporation held in its treasury may be issued or disposed of by vote of the Board of Directors in such manner, for such consideration, and on such terms as the Board of Directors may determine.
5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 70 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the date on which the meeting is held. A determination of stockholders of record entitled notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE V
MISCELLANEOUS PROVISIONS
1. Fiscal Year. The fiscal year of the corporation shall end on the last day of December of each year, or such other date as shall be determined from time to time by the Board of Directors.
2. Seal. The seal of the corporation, if any, shall bear its name and the year of its incorporation or such other device or inscription as the Board of Directors may determine.
3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

4. Voting of Securities. Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or ~~shareholders~~stockholders of any other corporation or organization, the securities of which may be held by this corporation.
5. Articles of Organization. All references in these By-~~laws~~Laws to the Articles of Organization shall be deemed to be to the Articles of Organization of the corporation, as amended and in effect from time to time.
ARTICLE VI
AMENDMENTS
These By-Laws may be amended at any annual or special meeting by vote of the stockholders holding a majority of the shares having voting power, provided that the nature or substance of the proposed amendment shall be stated in the notice of the meeting. These By-Laws may also be amended by a majority of the Board of Directors then in office. Not later than the time of giving notice of the meeting of stockholders next following the adoption of an amendment by the Board of Directors, notice or public announcement thereof stating the substance of such change shall be given to the stockholders. ~~The authority of the Board of Directors to amend the By-Laws shall be subject to the limitations that no change may be made in the date fixed in the By-Laws for an annual meeting of stockholders within sixty (60) days before the date stated in the By-Laws and that notice of any change in the date of an annual meeting of stockholders shall be given to all stockholders at least twenty (20) days before the new date is fixed.~~
~~BY-LAW AMENDMENT~~
~~At a meeting of the Directors of LoJack Corporation duly noticed, and held on May 1, 1985, the Directors amended the By-Laws of the Corporation by adding the following new sentence at the end of Section 2 of Article II thereof:~~
~~The Directors at any time, by vote of a majority of the whole number of Directors, may increase the number of directors which constitute the Board of Directors and may fill the resulting vacancy or vacancies, such new Directors to serve until the next annual meeting of the Stockholders and until the election and qualification of their successors.~~
~~AMENDMENT TO THE BY-LAWS — MAY 1, 1985~~
~~Upon motion dully made, seconded and unanimously carried, it was~~

~~VOTED:~~	~~to amend the By-Laws of the Corporation by adding the following new sentence at the end of Section 2 of Article II thereof:~~
~~The Directors at any time, by vote of a majority of the whole number of Directors, may increase the number of directors which constitute the Board of Directors and may fill the resulting vacancy or vacancies, such new Directors to serve until the next annual meeting of the Stockholders and until the election and qualification of their successors.~~
~~In accordance with Article VI, Section C of the Articles of Organization, notice of the amendment of the By-Laws shall be given to the stockholders of the Corporation, together with the notice of the next annual meeting of stockholders.~~
~~BY-LAW AMENDMENT~~
~~At a meeting of the directors of LoJack Corporation duly noticed and held on May 7, 1987, the directors amended the By-Laws of the corporation by changing the date of the annual meeting of the stockholders of the corporation to the third Wednesday in July. Notice of this By-Law amendment was given to all stockholders in the corporation’s proxy statement for its special meeting in lieu of annual meeting of stockholders held on July 15, 1987.~~
~~BY-LAW AMENDMENT OF MAY 16, 1990~~
~~At a meeting of the directors of the Company held on May 16, 1990, it was unanimously:~~
~~VOTED:~~	~~To amend the By-Laws of the Corporation by amending Section 2 of Article II to read as follows:~~
~~2. Election. A Board of Directors consisting of such number not less than 3 nor more than 11 as shall be fixed by the directors or by the stockholders shall be elected by the stockholders at each annual meeting. A director need not be a stockholder.~~
~~LOJACK CORPORATION~~
~~BY-LAW AMENDMENT NO. 4~~
~~(Adopted March 4, 1992)~~
~~VOTED:~~	~~To amend the By-Laws of the Company effective for the current calendar year and all subsequent years, to provide that the annual meeting of the shareholders shall be held within six months after the end of the Company’s fiscal year at a time and place to be determined by the directors, and to give notice to the shareholders of such By-Law amendment by the directors along with the notice of the 1992 annual meeting of shareholders to be held on July 15, 1992.~~